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                                                                   Exhibit 10.74

                              FIRST PROMISSORY NOTE

US $6,337,000                                                 December 29, 1999

     IAT Multimedia, Inc. (the "Purchaser") hereby promises to pay to Gruppo Spigadoro N.V. (the "Seller") or registered assignees, by wire transfer of immediately available funds, in lawful currency of the United States of America, at an account to be designated in writing by the Seller, the principal amount of SIX MILLION THREE HUNDRED THIRTY-SEVEN THOUSAND US DOLLARS ($6,337,000) together with interest on such principal amount at the Applicable Interest Rate (as defined below), calculated on the basis of a 360 day year compromised of twelve 30 day months, per annum from the date hereof to the Maturity Date (as defined below). All terms not otherwise defined herein shall have the meaning ascribed to them in that certain Stock Purchase Agreement (the "Agreement"), dated as of November 3, 1999, by and between the Seller and the Purchaser. As used herein, "Applicable Interest Rate" means a rate of interest per annum equal to 5% provided that in no event shall the rate of interest hereunder exceed the rate permitted by applicable laws. If any amount of principal or interest on or in respect of this note (hereinafter, the "First Promissory Note") becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next succeeding Business Day. This First Promissory Note is the Promissory Note referred to in Schedule 2.2, item #1 of the Agreement.

     1. Maturity Date. As used herein, the term "Maturity Date" shall mean the earlier (i) of December 31, 2000 or (ii) the completion of a public offering by the Purchaser in which the Purchaser realizes at least US $20 million of net proceeds.

     2. Prepayment. The Purchaser may, at any time, but shall not be required to, prepay, in whole or in part, amounts due under this First Promissory Note, provided that such prepayment shall include all principal and accrued interest as of the date of such prepayment.

     3. Conversion of Promissory Note. (a) This First Promissory Note shall be convertible into shares of Purchaser Common Stock at the option of the Purchaser, in whole or in part, at any time and from time to time, at a conversion price equal to the greater of $2.50 or 85% of the average closing price of Purchaser Common Stock as reported by the primary stock market or exchange on which the Purchaser Common Stock is traded for the five (5) trading days prior to a notice of conversion (the "Conversion Notice"). Each Conversion Notice shall be in writing and shall specify the principal amount of the note to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (the "Conversion Date"). If no Conversion Date is specified in the Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Any Conversion Notice given shall be irrevocable. If the Purchaser is requiring conversion of less than all of the principal amount represented by this First Promissory Note, the Purchaser shall promptly deliver to the Seller a new note for such principal amount as has not been converted.

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     (b) The number of shares so delivered under (a) above shall be further adjusted by the Board of Directors of the Purchaser or, an authorized committee thereof, to reflect any issuance of new stock, stock dividend, common stock split, share combination, exchange of shares, merger, consolidation, recapitalization, separation, reorganization, liquidation or extraordinary dividend or similar transaction payable in stock of the Purchaser all for the purpose of providing dilution protection for the Seller.

     4. Successors and Assignees. The terms of this First Promissory Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assignees of the Purchaser and the Seller, and, enforceable by any holder or holders of this First Promissory Note; provided that the rights, obligations, covenants and agreements of the Purchaser under this First Promissory Note may not be assigned or delegated, as applicable, without the written consent of the Seller. In the event of any such transfer and assignment of this First Promissory Note, the Purchaser shall, upon surrender of this First Promissory Note to the Purchaser, execute and deliver in exchange therefor a new note. Each such new note shall be dated so that there will be no loss of interest on the surrendered First Promissory Note and registered in the name of such person as the Seller or other holder of the surrendered First Promissory Note may request.

     5. Notices. All notices and other communications with respect to this First Promissory Note shall be in writing and shall be sent by hand delivery, receipt acknowledged, or by facsimile transmission, as follows:

If to the Seller, to:

     Gruppo Spigadoro N.V.
     Strawinskylaan 1725, 1077 XX
     Amsterdam, The Netherlands
     Facsimile:    31 206647557
     Attention:  Marc S. Goldfarb

If to the Purchaser, to:

     Jacob Agam, Chairman
     IAT Multimedia, Inc.
     70 East 55th Street
     New York, New York 10022
     Telefax:  212-754-4044


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with copies to:

    Steven Skolnick, Esq.
    Lowenstein Sandler PC
    65 Livingston Avenue
    Roseland, New Jersey 07068
    Telefax:  973-597-2400

     6. Modifications and Amendments. No modification, rescission, waiver, forbearance, release or amendment of any provision of this First Promissory Note shall be made, except by a written agreement duly executed by the Purchaser and the Seller.

     7. Jurisdiction; Governing Law. The Purchaser and Seller (a) acknowledge and agree that, in any suit, action or proceeding under this promissory note, the courts of the State of New York or the courts of the United States District Court for the Southern District of New York shall have the exclusive jurisdiction thereof and (b) consent to and waive any objection which the Seller now has or may hereafter have to proper venue existing in any of such courts. This First Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereof.

     8. Lost, Mutilated or Stolen Note. Upon receipt of evidence, reasonably satisfactory to the Purchaser of the loss, theft, destruction or mutilation of this First Promissory Note and, in the case of any such mutilation, upon the surrender of this First Promissory Note for cancellation to the Purchaser at its principal office, the Purchaser will execute and deliver, in lieu thereof, a new note of like tenor containing the same terms as this First Promissory Note, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated First Promissory Note. Any First Promissory Note in lieu of which any such new note has been so executed and delivered by the Purchaser shall not be deemed to be an outstanding First Promissory Note for any purposes.

     9. Headings. Paragraph headings used in this First Promissory Note are for convenience of reference only, are not part of this First Promissory Note and are not to effect the construction of, or to be taken into consideration in interpreting, this First Promissory Note.

     10. Severability. If any provision of this First Promissory Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this First Promissory Note shall remain in full and effect.


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     IN WITNESS WHEREOF, the undersigned hereto has caused this First Promissory
Note to be executed by its duly authorized officers as of the date first above written.

                                             IAT MULTIMEDIA, INC.

                                             By: /s/ Klaus Grissemann
                                                -------------------------------
                                                Name: Klaus Grissemann
                                                Title: Chief Financial Officer

AGREED AND ACCEPTED:

GRUPPO SPIGADORO N.V.

By: /s/ Jacob Agam
   -------------------------------
   Name: Jacob Agam
   Title: Chairman of the Board and
          Chief Executive Officer




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